SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 12, 2005

Heilig-Meyers Company

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-8484	54-0558861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12501 Patterson Avenue, Richmond, Virginia	23238
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(804) 784-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On April 12, 2005, the Bankruptcy Court held a hearing and approved the adequacy of the Amended Disclosure Statement related to the Amended and Restated Joint Liquidating Plan of Reorganization as such Disclosure Statement and Plan were modified at that hearing (as amended, the “Second Amended Plan” and the “Second Amended Disclosure Statement”) filed by Heilig-Meyers Company and certain of its wholly owned subsidiaries, Heilig-Meyers Furniture Company, Heilig-Meyers Furniture Company West, Inc., HMY Star, Inc., and MacSaver Financial Services, Inc. (collectively the “Companies”) and the Official Committee of Unsecured Creditors (the “Committee”). Specifically, by order dated April 29, 2005, the Bankruptcy Court, among other things, (i) approved the Second Amended Disclosure Statement and (ii) scheduled a hearing on September 26, 2005, to consider confirmation of the Second Amended Plan (the “April 29 Order”). The Bankruptcy Court also entered orders on May 9 and May 12, 2005, which set August 5, 2005, as the last day for parties to file an objection to confirmation of the Second Amended Plan and also modified certain other deadlines established in the April 29 Order. The Companies and the Committee formally filed the Second Amended Plan and the Second Amended Disclosure Statement on May 5, 2005. Copies of the Second Amended Plan and Disclosure Statement are attached hereto as Exhibits 2.1 and 2.2, respectively.

On June 7, 2005, the Companies issued a press release announcing the filing of the Second Amended Plan and the bankruptcy court approval of the Second Amended Disclosure Statement. A copy of the press release is filed as Exhibit 99.2 to this Report on Form 8-K and is incorporated by reference herein.

The Companies will solicit acceptances of the Second Amended Plan in accordance with procedures approved by the Bankruptcy Court by order dated May 12, 2005 pursuant to which ballots will be due on August 5, 2005. Persons who are entitled to vote on the Second Amended Plan should read the Second Amended Disclosure Statement prior to voting to accept or reject the Second Amended Plan. Accordingly, this announcement is not intended to be, nor should it be construed as, a solicitation for a vote on the Second Amended Plan. The Second Amended Plan will become effective if and when it receives the requisite stakeholder approval and is confirmed by the Bankruptcy Court.

Also on June 7, 2005, RoomStore, Inc. (“RoomStore”), formerly HMY RoomStore, Inc. announced that it had emerged from Chapter 11 bankruptcy protection. Prior to its emergence, HMY RoomStore, Inc. was a wholly owned subsidiary of Heilig-Meyers Company. A copy of the press release is filed as Exhibit 99.3 to this Report on Form 8-K and is incorporated by reference herein.

Some of the statements made by the Companies and RoomStore, Inc. in this filing and the Exhibits are forward-looking in nature. These statements can be identified by the use of projected and forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. These statements reflect the Companies’ and RoomStore’s reasonable judgments with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those in the Exhibits. Such risks and uncertainties include, but are not limited to, the ability to complete successfully a financial restructuring on a consensual basis with some or all of the Companies’ and RoomStore’s relevant constituents or otherwise successfully reorganize, the customers’ willingness, need and financial ability to purchase home furnishings and related items, the ability to obtain sources of financing for RoomStore’s customers, the costs and effectiveness of promotional activities, the ability to obtain leases for new store and distribution center locations, the ability to obtain exit financing at market rates, the ability to lower overhead and infrastructure costs, and the ability to access sources of merchandise on commercially reasonable terms, including imported goods. Other factors such as changes in tax laws, consumer credit and bankruptcy trends, recessionary or expansive trends in the RoomStore’s markets, and inflation rates and regulations and laws, which affect the ability to do business in RoomStore’s markets, may also impact the outcome of future events. Statements in this filing and the exhibits should be evaluated in light of these important factors.

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ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Exhibits.

EX-2.1	Heilig-Meyers Company et al. Second Amended and Restated Joint Liquidating Plan of Reorganization dated May 5, 2005

EX-2.2	Disclosure Statement for Heilig-Meyers Company et al. Second Amended and Restated Joint Liquidating Plan of Reorganization dated May 5, 2005

EX-99.2	Heilig-Meyers Company et al. Press Release dated June 7, 2005

EX-99.3	RoomStore, Inc. Press Release dated June 7, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEILIG-MEYERS COMPANY
(Registrant)

Date: June 10, 2005	By:	/s/ Ronald L. Barden
Ronald L. Barden
Managing Director of Reorganization

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